                                                                   EXHIBIT 10.19










                              PRODUCTION AGREEMENT



                         MADE AND ENTERED BY AND BETWEEN

                               ENDWAVE CORPORATION

                                       AND

                                    TRW INC.












[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Development Agreement                                                    2(21)
58 GHz Module                                                          28.1.1999


                                TABLE OF CONTENTS


PREAMBLE
ARTICLE 1           OBJECT OF THE AGREEMENT
ARTICLE 2           SPECIFICATIONS
ARTICLE 3           PROJECT PLAN
ARTICLE 4           DIVISION OF RESPONSIBILITIES
ARTICLE 5           MILESTONES
ARTICLE 6           PROTOTYPES
ARTICLE 7           CERTIFICATE OF ACCEPTANCE
ARTICLE 8           CHANGES
ARTICLE 9           WARRANTIES
ARTICLE 10          CANCELLATION OF THE DEVELOPMENT WORK
ARTICLE 11          RESERVED
ARTICLE 12          RESERVED
ARTICLE 13          TERMS OF DELIVERY
ARTICLE 14          PACKING
ARTICLE 15          DELIVERY TIMES AND DELAYS
ARTICLE 16          PURCHASE OF THE PARTS
ARTICLE 17          QUALITY MANAGEMENT PLAN
ARTICLE 18          FACILITY SURVEYS
ARTICLE 19          ENVIRONMENTAL MANAGEMENT
ARTICLE 20          MANUFACTURING RIGHTS AND INTELLECTUAL PROPERTY RIGHTS
ARTICLE 21          CONFIDENTIALITY
ARTICLE 22          FORCE MAJEURE
ARTICLE 23          EFFECTIVE DATE AND TERM
ARTICLE 24          PREMATURE TERMINATION
ARTICLE 25          APPLICABLE LAW AND SETTLEMENT OF DISPUTES
ARTICLE 26          FINAL PROVISIONS
ARTICLE 27          LIMITATION OF LIABILITY


APPENDIX 1          Product Pricing
APPENDIX 2          Product Definition, Module Test Plan, Specifications (Nokia)
APPENDIX 3          Project Plan, Milestone Schedule
APPENDIX 4          Commercial Products Quality Assurance Requirements Document

Development Agreement                                                    3(21)
58 GHz Module                                                          28.1.1999


                              PRODUCTION AGREEMENT

THIS PRODUCTION AGREEMENT (the "Agreement"), made and entered into this 31st day of March, 2000 by and between

ENDWAVE CORPORATION, a company incorporated in Delaware with its principal office at 321 Soquel Way, Sunnyvale, CA 94086 (hereinafter referred to as 'Endwave') of the first part

AND

TRW INC., a company incorporated in Ohio, and acting through its Space and Electronics Group, with its principal office at One Space Park, Redondo Beach, CA 90278, USA (hereinafter referred to as 'TRW') of the second part

(hereinafter Endwave and TRW are jointly referred to as the "Parties").

WITNESSETH THAT

WHEREAS effective January 28, 1999, TRW and Nokia Telecommunications OY ("Nokia") entered into the Development Agreement (the "Nokia Agreement"), whereby TRW agreed to develop and produce the Parts (as hereinafter defined).

WHEREAS TRW's previously wholly owned subsidiary, TRW Milliwave Inc. ("MW"), has merged with Endwave, effective the date hereof.

WHEREAS TRW, pursuant to the Nokia Agreement, was to develop and produce the Parts.

WHEREAS TRW wishes to complete development work on the Parts up through the E4 milestone, after which Endwave will complete development and produce the Parts as specified in the Nokia Agreement.

WHEREAS as provided in the Agreement and Plan of Merger, dated as of February 28, 2000 (the "Merger Agreement"), by and among TRW, Endwave (f.k.a. Endgate Corporation) and MW, TRW will bear all costs of development of the Parts up through the E4 milestone (after which Endwave shall be responsible for all remaining development costs); provided, however, that if the E4 milestone criteria change after the date hereof, Endwave shall be responsible for all costs of E4 milestone development after the date of such change.


NOW THEREFORE THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:


                                    ARTICLE 1
                             OBJECT OF THE AGREEMENT

Development Agreement                                                    4(21)
58 GHz Module                                                          28.1.1999


                  The purpose of this Agreement is to agree on the terms and conditions under which Endwave undertakes the development work after the E4 milestone or for the E4 milestone in the event of a Change (as hereinafter defined) in the E4 milestone criteria after the date hereof (hereinafter referred to as 'Development Work') of the transceiver modules and the production of the Parts hereunder.


                                    ARTICLE 2
                                 SPECIFICATIONS

                  The Parties have jointly agreed on the specifications and the test plan for the final acceptance (hereinafter jointly referred to as 'Specifications'), as attached hereto as APPENDIX 2, to which the 58 GHz millimeter wave transceiver modules (hereinafter referred to as 'Parts') shall strictly conform.

                  Furthermore, the requirements in respect of the test plan, test specifications and the test reports, that verify the functionality of the Parts, shall be delivered and completed in accordance with the milestone schedule (hereinafter referred to as the 'Milestone Schedule') attached hereto as APPENDIX 3.


                                    ARTICLE 3
                                  PROJECT PLAN

                  Endwave shall perform the Development Work of the Parts in accordance with the project plan (hereinafter referred to as the "Project Plan") contained in APPENDIX 3.

                  The Milestone Schedule shall specify, among other agreed issues, the agreed date of completion in respect of each Milestone, the criteria for each Milestone and the items to be delivered upon each Milestone.


                                    ARTICLE 4
                          DIVISION OF RESPONSIBILITIES

                  The Parties shall co-operate in carrying out the Development Work. The division of responsibilities (hereinafter referred to as 'Division of Responsibilities') in respect of the Development Work is contained in APPENDIX 3 hereto. The Parties shall adhere to their respective duties and obligations.


                                    ARTICLE 5
                                   MILESTONES


                  5.1 The Development Work is divided into various milestones (hereinafter referred to as 'Milestone'), which in turn may be divided into various phases, as specified in the Project Plan.

                  5.2 Upon the completion of each Milestone the Parties and Nokia shall review the results thereof on the basis of a written report submitted by Endwave.

Development Agreement                                                    5(21)
58 GHz Module                                                          28.1.1999


                  5.3 If the results fulfill the criteria set forth for the respective Milestone under this Agreement, a certificate of approval (hereinafter referred to as 'Certificate of Approval') of the respective Milestone shall be signed by TRW promptly following TRW's receipt of a Certificate of Approval from Nokia under the terms of the Nokia Agreement. In the event Nokia's Certificate of Approval is not signed and TRW is not notified by Nokia in writing of any specific deficiencies which do not fulfill the criteria within 30 days after TRW's completion of the corresponding milestone under the Nokia Agreement, the impact on the time schedule and/or on the Agreement shall be reviewed between the Parties in accordance with Clause 8.1 below. The signing of such certificate shall be without prejudice to any of Endwave's obligations under this Agreement.


                                    ARTICLE 6
                                   PROTOTYPES

                  6.1 Endwave shall provide TRW with functionally working and properly tested prototypes of the Parts corresponding to Endwave's Development Work (hereinafter referred to as 'Prototypes') of the Parts in the amounts specified in APPENDIX 1. The Prototypes shall meet the Specifications. As provided in the Merger Agreement, TRW will bear all development responsibilities and all costs of development of the Prototypes up through the E4 milestone (after which Endwave shall be responsible for all remaining development costs); provided, however, that in the event of a Change in the E4 milestone criteria after the date hereof, Endwave shall be responsible for all development responsibilities (which Endwave may subcontract to TRW pursuant to the Services Agreement, dated the date hereof, between TRW and Endwave) and all costs of E4 milestone development after the date of such change.No payments shall be owing to Endwave on account of the Prototypes, except according to the parties' agreement upon a Change.

                  6.2 To the extent that there are Prototypes after the E4 milestone or to the extent that there is a Change in the E4 milestone criteria after the date hereof, Endwave shall test the Prototypes during their development and prior to shipment to Nokia, as TRW's designee, in accordance with the test plan described in APPENDIX 2 hereto. Endwave shall provide TRW and Nokia with detailed written reports of the results of the testing.

                  6.3 TRW or Nokia shall test the Prototypes in order to evaluate their conformance to the Specifications. TRW shall notify Endwave promptly following receipt of corresponding notification from Nokia of any found defects or failures to meet the Specifications. Nokia has agreed to inform TRW weekly on the status of test progress; TRW will promptly pass along to Endwave such status reports. However, the testing performed in accordance with this
Article 6.3 shall not absolve Endwave from any of its obligations under this Agreement.

                  6.4 In the event the Prototypes do not meet the Specifications as specified in APPENDIX 2, but only to the extent that there are Prototypes after the E4 milestone or to the extent that there is a Change in the E4 milestone criteria after the date hereof, TRW shall have the right to reject the Prototypes and Endwave shall at its own cost make the required design changes, produce the new Prototypes and undertake any other necessary action to manufacture Prototypes that meet the Specifications in accordance with revised schedule mutually agreed by the Parties. Such corrective action shall be undertaken without delay. In the event of rejection, a written report by TRW shall be submitted to Nokia stating the reasons for rejection promptly following TRW's receipt of a corresponding report from Nokia pursuant to the Nokia Agreement.

Development Agreement                                                    6(21)
58 GHz Module                                                          28.1.1999


                  6.5 Endwave shall provide to TRW in connection with the delivery of the Prototypes all the required documentation (hereinafter referred to as 'Documentation') specified in APPENDIX 2 hereto.


                                    ARTICLE 7
                            CERTIFICATE OF ACCEPTANCE

                  In the event the Prototypes meet the Specifications, all deliverables as set forth in this Agreement (including without limitation documentation) have been delivered to TRW (or to Nokia, as TRW's designee), and a Certificate of Approval has been issued by TRW in accordance with Article 5.3 in respect of each Milestone under this Agreement, then TRW shall sign a certificate of acceptance (hereinafter referred to as 'Certificate of Acceptance') promptly following TRW's receipt of a corresponding certificate of acceptance from Nokia under the Nokia Agreement and the Development Work shall be deemed completed without prejudice to Endwave's obligations under Article 9.


                                    ARTICLE 8
                                     CHANGES

                  8.1 TRW, on behalf of Nokia, may, at any time prior to the signing the Certificate of Acceptance, propose changes to the Division of Responsibilities, the Milestone Schedule, the Project Plan, to design and/or to the Specifications of the Parts (collectively "Changes" and each a "Change") to the extent that corresponding changes are made in connection with the Nokia Agreement. Any addition to the Milestone Schedule beyond the E4 milestone shall be considered a Change. Both parties agree to negotiate in good faith to implement the Changes on reasonable terms and conditions to be agreed upon on a case by case basis. An amendment to this Agreement shall be signed by both Parties taking into account all of the effects of the Change to the Milestone Schedule, Division of Responsibilities, and/or other terms of this Agreement. Notwithstanding the foregoing, Endwave may, at its sole discretion, elect to negotiate and contract directly with Nokia for the provision of development services related to Parts.

                  Any changes that do not affect the Milestone Schedule or other conditions of this Agreement, shall be implemented by Endwave without changing any of the terms of this Agreement.

                  8.2 Notwithstanding the above in this Article 8, if a change of the design and/or Specification of the Parts becomes necessary or if the Prototypes have to be remanufactured in order to comply with terms and conditions of this Agreement, the cost of such change or remanufacture shall be borne by the Party to whose action or omission such change is attributable.


                                    ARTICLE 9
                                   WARRANTIES

                  9.1 The 58 GHz Prototype units are sold on an "as is where is" basis and are not covered by any warranty/either express or implied.

                  9.2 Endwave hereby warrants that upon the issuance of the Certificate of Acceptance, Endwave is able to manufacture Parts that meet the Specifications (including without

Development Agreement                                                    7(21)
58 GHz Module                                                          28.1.1999



limitation the figures set forth in the Specifications). Such warranty will be superseded by the warranty contained in any Purchase Agreement for Mice 58 GHz Parts.

                  9.3 Endwave warrants that the Parts shall be free from defects (including latent defects and otherwise) in materials and workmanship and shall conform in all material respects to the Specifications. Such warranty will be valid for a period of [*] after the delivery of the Parts to TRW's designee, Nokia. In the event of a breach of such warranty, then Endwave shall be responsible at the cost of Endwave for undertaking any and all necessary corrective action (including but not limited to redesigning the Parts) to ensure that the Parts conform to the Specifications and that such defects do not reoccur in the Parts. These corrective actions do not include a product recall or retrofit unless otherwise agreed by the Parties.


                  THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE INCLUDING ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. THIS WARRANTY SHALL NOT BE VALID IF THE PRODUCTS HAVE BEEN SUBJECTED TO ABUSE, MISUSE, ACCIDENT, ALTERATION, NEGLECT, UNAUTHORIZED REPAIR, OR EXPOSURE TO CONDITIONS BEYOND APPLICABLE ENVIRONMENT.


                                   ARTICLE 10
                      CANCELLATION OF THE DEVELOPMENT WORK

Without prejudice to Article 15.5 and Article 25, following a corresponding cancellation of the Nokia Agreement by Nokia, TRW may at any time at its discretion cancel the Development Work in whole or in part upon a written notice thereof to Endwave. In the event of cancellation, [*].
Neither TRW nor Nokia shall have any liability towards Endwave in the event of such cancellation of the Development Work in whole or part other than what is stated here in this Article 10.


                                   ARTICLE 11
RESERVED
                                   ARTICLE 12
                                    RESERVED


                                   ARTICLE 13
                                TERMS OF DELIVERY

                  13.1 The terms of delivery for the Prototypes and the Documentation provided hereunder is DDU, Espoo, Nokia Telecommunications (INCOTERMS 1990).

                  13.2 The risk and title in the Prototypes and the Documentation to be delivered hereunder shall be transferred to TRW's designee, Nokia, upon delivery in accordance with the terms of delivery defined in Clause 13.1.

                  13.3 The Prototypes and the Documentation shall be addressed to a named Nokia buyer or design engineer as advised by TRW or Nokia.


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Development Agreement                                                    9(21)
58 GHz Module                                                          28.1.1999


                                   ARTICLE 14
                                     PACKING

                  The Prototypes and the Documentation are to be packed (i) properly to withstand transportation and (ii) when applicable, as required and instructed by Nokia. Endwave agrees indemnify TRW for any damage that the Prototypes or Documentation may suffer due to improper packing.


                                   ARTICLE 15
                            DELIVERY TIMES AND DELAYS

                  15.1 The agreed development schedule included in the Project Plan is of the essence in this Agreement.



                  15.2 If Endwave can not perform its obligations hereunder in accordance with the agreed development schedule described in the Project Plan and the Milestones therein, then Endwave shall as soon as Endwave is aware of the delay inform both TRW and Nokia thereof in writing stating the reason for the delay and propose a new date for performing its respective obligations.

                  15.3 If the Parties have not agreed on a new date, or in the event Endwave can not meet its obligations on the new date, then Nokia shall be entitled to [*].

                  15.4 In the event Endwave has not notified TRW and Nokia of the delay as aforesaid in Article 15.2, then TRW shall be entitled to [*].

                  15.5 If Endwave is in delay for [*] or more, then TRW may, without prejudice to its other rights and remedies, terminate this Agreement pursuant to Article 15.5 (but only to the extent that Nokia similarly terminates TRW under the Nokia Agreement), such termination shall be without any liability towards Endwave, and Endwave shall have no right to make any claims arising as a result of this termination against TRW.


* CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Development Agreement                                                    10(21)
58 GHz Module                                                          28.1.1999


                                   ARTICLE 16
                              PURCHASE OF THE PARTS

                  16.1 Upon signing of the Certificate of Acceptance, TRW shall Order a minimum quantity of [*] within [*] of the issuance of the Certificate of Acceptance. Such failure to purchase shall not be considered a breach of this agreement, provided however, in such event TRW shall pay to Endwave any indirect and direct costs Endwave suffers as a direct result of such failure to purchase the [*] (such costs shall not exceed [*].


                                   ARTICLE 17
                      QUALITY REQUIREMENTS AND QUALITY PLAN

                  Endwave shall at all times strictly adhere to the quality requirements (hereinafter referred to as 'Quality Requirements') set forth in APPENDIX 4 hereto.

                  It is recorded here, that Endwave has established a quality plan (hereinafter referred to as 'Quality Plan') which describes the various measures Endwave shall undertake in order to meet the Quality Requirements. Endwave shall at all times strictly adhere to the Quality Plan included in APPENDIX 4.


                                   ARTICLE 18
                                FACILITY SURVEYS

                  TRW reserves the right, by itself, by Nokia or through TRW's or Nokia's appointed representative, during regular business hours and following reasonable notice to Endwave, to inspect Endwave's physical facilities and Endwave's quality control procedures in order to assure compliance with the Specifications, Design Rules, Quality Requirements, Quality Plan and other standard industry practices and procedures. Endwave shall afford a similar inspection right to Nokia's customers upon approval by Endwave. Endwave shall maintain quality control procedures mutually agreed upon by the Parties as a result of such facility survey. in accordance with its ISO 9001 Certification requirements. In the event that TRW or Nokia determines, in good faith, during any facility survey, that the quality procedures applied by Endwave are insufficient as to ensure consistent acceptable quality, then TRW or Nokia shall specifically inform Endwave thereof and of the reasonable corrective measures to be undertaken by Endwave upon mutual agreement of Endwave, TRW and Nokia as to the actions to be taken. Endwave hereby agrees to undertake any such mutually agreed corrective measures without delay. The Parties further agree, that the above shall also apply to any and all sub-suppliers of Endwave involved in the Development Work, including without limitation TRW itself. Endwave hereby agrees to take all appropriate measures in order to ensure compliance of its respective sub-suppliers with the foregoing.


                                   ARTICLE 19
                            ENVIRONMENTAL MANAGEMENT

                  Endwave agrees to comply with the principles of the Business Charter for Sustainable Development (published by the International Chamber of Commerce in 1991) for environmental management. Nokia encourages the adoption of the principles therein by the


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Development Agreement                                                    11(21)
58 GHz Module                                                          28.1.1999


Supplier and its sub-suppliers. TRW and Nokia may, where appropriate, request improvements in Endwave's practices to ensure compliance with the said principles.


                                   ARTICLE 20
              MANUFACTURING RIGHTS AND INTELLECTUAL PROPERTY RIGHTS


For the purposes of this Article 20:

"Application" shall mean applications for statutory rights in intellectual properties, including patents, utility models, design patents, mask work registrations, design registrations, chip topography rights, copyrights, and other forms of statutory protection of any kind.

"Intellectual Property Rights" shall mean patents (including utility models), design patents, mask work and designs (whether or not capable of registration), chip topography rights and other like protection, copyright, trademark and any other form of statutory protection of any kind and Applications for any of the foregoing respectively, as well as any trade secrets.


"Manufacturing Documentation" shall mean all design and manufacturing information relating to the manufacture of the Parts, including but not limited to the drawings, specifications, standards, processes, tooling, engineering folder, qualification data, parts lists, software and all other technical and design information as well as data utilised in the manufacture of the Parts by Endwave and that may be needed for the manufacture of the Parts (including any changes thereto) by TRW, Nokia and/or by a third party.


"Nokia Background Works" shall mean the Specifications (including but not limited to the information provided by Nokia of [*], technical data, designs, documents, drawings, test results, software, models and samples, know-how, and other materials to which Nokia and/or its licensors own the Intellectual Property Rights. "Endwave Background Works" shall mean technical data, designs, documents, drawings, test results, software, models and samples, know-how, and other materials (a) to which Endwave either owns the Intellectual Property Rights or has the right to sublicense same, and (b) which are either existing on the date of this Agreement or thereafter gained other than under this Agreement.


                  20.1 Endwave shall not have any right to manufacture and/or sell and/or license the Parts and/or Prototypes to third parties, or in any way utilise the Specifications, or design or technical information provided by Nokia without the prior written consent of Nokia. However, subject to the conditions set forth below in this Clause 20.1, this provision does not limit Endwave's ability to manufacture and/or sell and/or license components developed by Endwave and included in the Parts to third parties so long as Nokia's Intellectual Property Rights are not infringed, Nokia Background Works or the Specifications are not utilized and the confidentiality obligations set forth under Clause 21 are complied with.


                  It is expressly agreed that all rights and complete ownership with respect to Nokia Background Works which are provided by Nokia to Endwave shall remain vested in Nokia and/or its licensors.

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Development Agreement                                                    12(21)
58 GHz Module                                                          28.1.1999


                  Endwave shall have a limited license to use such Nokia Background Works (1) only for the development of the Part for TRW or Nokia in accordance with this Agreement, and (2) in the event Nokia and Endwave execute a purchase agreement in accordance with Article 16 above, then only for the manufacture and supply of the Parts to Nokia in accordance with the terms and conditions of such purchase agreement and only for the period of validity of such purchase agreement; and for no other purpose. Such Nokia Background Works shall be returned to Nokia immediately upon request.


                  Any and all Endwave Background Works shall remain the sole property of Endwave and/or its licensors.


                  20.2 Subject to Clause 20.1, above, all inventions (whether or not patentable), conceived or first reduced to practice within the scope of this Agreement solely by Nokia personnel will be the sole and exclusive property of Nokia, and Nokia will retain any and all Intellectual Property Rights therein as well as the right to formally effect the vesting of such Intellectual Property Rights in Nokia, including but not limited to by filing Applications thereon. Intellectual property rights vis-a-vis TRW and Endwave are covered in separate agreements (e.g., the Services Agreement).


                  Endwave shall have a limited license, to use the above defined inventions (1) only for the development of the Parts for TRW and Nokia in accordance with this Agreement, and (2) in the event the Parties execute a purchase agreement in accordance with Article 16 above, then only for the manufacture and supply of the Parts to TRW and Nokia in accordance with the terms and conditions of such purchase agreement and only for the period of validity of such purchase agreement; and for no other purpose. Any material related to such inventions shall be returned to Nokia immediately upon request.


                  20.3 Subject to Clause 20.1, above, all inventions (whether or not patentable), conceived or first reduced to practice within the scope of this Agreement solely by Endwave's personnel will be the sole and exclusive property of Endwave, and Endwave will retain any and all Intellectual Property Rights therein as well as the right to formally effect the vesting of such Intellectual Property Rights in Endwave, including but not limited to by filing Applications thereon.


                  20.4 (a) Subject to Clause 20.1 above inventions (whether or not patentable) conceived or first reduced to practice within the scope of this Agreement jointly by Endwave and Nokia and/or TRW personnel (the "Joint Inventions"), will be jointly owned by Endwave and Nokia and/or TRW, each party having an equal and undivided interest therein. References in Section 20 hereof that refer to a "Party", "Parties" or "Endwave and Nokia and/or TRW", in connection with Joint Inventions or Joint Know-how, shall refer to (i) Endwave and Nokia where the Joint Invention or Joint Know-how is jointly developed by Endwave and Nokia personnel, (ii) Endwave and TRW where the Joint Invention or Joint Know-how is jointly developed by Endwave and TRW personnel and (iii) Endwave, TRW and Nokia where the Joint Invention or Joint Know-how is jointly developed by Endwave, TRW and Nokia personnel.


                       Each Party undertakes to take all steps necessary to allow the Parties to acquire the ownership in such Joint Inventions. The Parties will mutually determine whether Applications will be filed on such Joint Inventions, which Party will prepare and file such Applications, and the country or countries in which the same are to be filed. The expenses incurred

Development Agreement                                                    13(21)
58 GHz Module                                                          28.1.1999


in connection with these Applications will be divided equally between the Parties. With respect to rights and claims of the inventors of such Joint Inventions, each Party undertakes (a) to take care, at its own expense, of all rights and claims resulting from the acquisition of the ownership in such Joint Inventions, of its own inventors and (b) to indemnify and hold the other Party harmless with respect to such rights and claims; this applies especially to all possible rights and claims of the inventors with respect to payments resulting from the utilisation of such Joint Inventions and complying for example with the "Laki tyosuhdekeksinnoista" in Finland.


                       For avoidance of doubt it is expressly recorded here that each party has the right to exploit (including without limitation licensing) such Joint Inventions at its sole discretion and shall indemnify and hold harmless the other party for any claims (including without limitation claims based on provisions concerning inventions made by employees) arising from such exploitation. Notwithstanding the above in this Clause 20.4 (a) neither party may grant any exclusive licenses without a prior written consent of the other Party, which consent shall not be unreasonably withheld.


                       (b) If the Parties are not able to mutually agree to file an Applications on a Joint Invention or to maintain such an Applications or corresponding Intellectual Property Right, either one of the Parties may elect to assume such expenses (the "Electing Party"). The Electing Party will control the preparation and prosecution of any such Applications or the maintenance of any such Applications or the respective Intellectual Property Rights. The title in any such Applications or in any Intellectual Property Rights granted or registered thereon will belong exclusively to the Electing Party. The Party declining to bear its share of the expenses of prosecuting or maintaining Applications or Intellectual Property Rights covering a Joint Invention (the "Declining Party") agrees to execute any and all actions, declarations, forms, assignments or other documents to effect the foregoing, whereby the Electing Party undertakes to indemnify and hold harmless the Declining Party with respect to any and all rights and claims arising in connection with the execution of such aforementioned actions, declarations, forms, assignments or other documents. Any license rights of the Declining Party to the Applications or Intellectual Property Rights covering a Joint Invention shall be agreed in writing between the Parties on case by case basis.


                  20.5 (a) Subject to Clause 20.1, above, Endwave shall retain and maintain complete ownership of all technical data, engineering designs, drawings, test results, computer software and similar material first produced or generated solely by Endwave in the course of work performed pursuant to this Agreement ("Endwave Know-how").


                       (b) Subject to Clause 20.1, above, TRW shall retain and maintain complete ownership of all technical data, engineering designs, drawing, test results, computer software and similar material first produced or generated solely by TRW in the course of work performed pursuant to this Agreement ("TRW Know-how").


                       Endwave shall have a limited license to use such TRW Know-how (1) only for the development of the Parts for Nokia in accordance with this Agreement, and (2) in the event the Parties execute a purchase agreement in accordance with Article 16 above, then only for the manufacture and supply of the Parts to TRW in accordance with the terms and conditions of such purchase agreement and only for the period of validity of such purchase agreement; and for no other purpose. All materials embodying such TRW Know-how shall be returned to TRW immediately upon request.

Development Agreement                                                    14(21)
58 GHz Module                                                          28.1.1999


                       (c) Subject to Clause 20.1 technical data, engineering designs, drawings, test results, computer software and similar material produced or generated jointly by Endwave and Nokia and/or TRW in the course of work performed pursuant to this Agreement ("Joint Know-how") will be jointly owned by the Parties recorded here that each party has the right to exploit (including without limitation licensing) such Joint Know-how at its sole discretion and shall indemnify and hold harmless the other party for any claims arising from such exploitation. Notwithstanding the above in this Clause 20.5 (c) neither party may grant any exclusive licenses without a prior written consent of the other party thereto, which consent shall not be unreasonably withheld.


                  20.6 (a) Endwave hereby grants to TRW and Nokia, under any Application and Intellectual Property Rights which may be obtained in accordance with Articles 20.3 and 20.4 of this Agreement and to the Endwave Know-how generated in accordance with Article 20.5 a) and c) of this Agreement a non-exclusive, royalty-free, irrevocable and perpetual license to make or have made, to use, and to sell Parts developed as a result of performance under this Agreement.


                       (b) Endwave agrees that, in the event:


                           i. Endwave is in default of a material obligation under this Agreement and/or the purchase agreement and fails to remedy such default within a reasonable time fixed by TRW (which period shall not be less than thirty (30) days) in a written notice drawing the attention of Endwave to the default and requiring the same to be remedied; and/or


                           ii. Endwave becomes insolvent, files for any form of bankruptcy, makes any assignment for the benefit of creditors, has a receiver, administrative receiver or officer appointed over the whole or a substantial part of the assets, or ceases to conduct business or an equivalent act to any of the above occurs under the laws of the jurisdiction of Endwave; and/or


                           iii. of discontinuation or permanent cessation of the
                                respective part of the business and/or of manufacture the Parts by Endwave; and/or


                           iv. of an inability of Endwave or unwillingness of Endwave to manufacture the Parts; and/or of a change of majority ownership or majority control to a material competitor of Nokia


                           v. a default by Endwave is clearly not capable of being remedied within the period set out in subclause 20.6.(b)i, above.


                  then Endwave will grant a non-exclusive and royalty-free license under any Applications and/or Intellectual Property Rights it owns, or is permitted to license without ownership (including but not limited to Endwave Background Works and inventions under Article 20.3 and 20.4), and to Endwave Know-how and Endwave's part in the Joint Know-how generated in accordance with Clauses 20.5 (a) and (c), and to the Manufacturing Documentation, to TRW and Nokia to make or have made, to use and to sell, Parts which are result of performance under this Agreement, but for no other purpose.

Development Agreement                                                    15(21)
58 GHz Module                                                          28.1.1999


                       (c) The Parties agree to appoint a mutually agreeable escrow agent, and agree to execute an Escrow Agreement acceptable to both Parties and to the escrow agent.

                  Endwave shall deposit the Manufacturing Documentation to a mutually agreed escrow agent within a period of 30 days from the date of Certificate of Acceptance and complete the deposit upon any changes to the Parts.

                  TRW and Nokia shall at any time during normal business hours have the right to inspect the above-described deposit in order to verify that it is complete. However such inspections shall be subject to the confidentiality obligations set forth under this Agreement.

                  Nokia will carry all the cost related to the escrow if NCC Escrow International, LTD, UK is appointed the escrow agent.

                       (d) Under the circumstances described in subsection 20.6
(b) above the escrow agent shall release to TRW and Nokia the deposit containing Manufacturing Documentation to the Parts.


                  20.7 Endwave shall settle and/or defend at its own option and its own expense and indemnify and hold TRW and Nokia harmless from any cost, expense, loss, attorney's fees or damage arising out of any claim, demand, suit or proceedings against TRW and Nokia or any customer of Nokia to the extent such claim, demand, suit or proceedings alleges that the Parts and/or the incorporation of the Parts in the equipment sold by TRW or Nokia, and/or the use or sale of the Parts by TRW or Nokia or by any of Nokia's direct customers, infringes upon any Intellectual Property Right of any third party, provided that
(1) TRW or Nokia informs Endwave in writing of any such claim, demand, proceedings or suit without delay, (2) Endwave is given control over the defense thereof and TRW andNokia reasonably cooperate in the defense at Endwave's expense, and (3) neither TRW nor Nokia will agree with the third party to the settlement of any such claim, demand, proceedings or suit prior to a final judgment thereon without the prior written consent of Endwave which consent shall not be unreasonably withheld. TRW and Nokia shall have the right to select its own counsel to participate in any such defense at their expense. This indemnification does not apply to any of the following: (1) infringement by a combination, made by TRW, Nokia or a customer of Nokia to whom Nokia has supplied the Parts, of Parts furnished under this Agreement with other products not furnished hereunder by Endwave unless Endwave is a contributory infringer;
(2) infringement resulting solely from changes or modifications made to or from the Parts by TRW or Nokia; and (3) infringements by Parts which are made in accordance with drawings, samples or manufacturing specifications designated by TRW or Nokia and Endwave proves that such infringements occur according to the sole design of TRW or Nokia.

                  If a claim, demand, suit or proceedings alleging infringement is brought or Endwave believes one may be brought, Endwave shall have the option, at its expense, to (1) modify the Parts to avoid the allegation of infringement, while at the same time maintaining compliance of the Parts with the requirements set forth under this Agreement, (2) replace the Parts with non-infringing but equivalent Parts which comply with the requirements set forth under this Agreement; or (3) obtain for TRW and Nokia, at no cost to TRW and Nokia, a license to continue using and exploiting the Parts in accordance with this Agreement free of any liability or restriction.

                  In the event any Part to be furnished under this Agreement is to be made in accordance with drawings, samples or manufacturing specifications designated by TRW or Nokia and is not the design of Endwave, TRW agrees to settle and/or defend, at its own option and at its own expense and indemnify and hold Endwave harmless from any cost, expense, loss, attorney's

Development Agreement                                                    16(21)
58 GHz Module                                                          28.1.1999


fees or damage arising out of any claim, demand, suit or proceedings against Endwave to the extent such claim, demand, suit or proceedings alleges that the Parts infringes upon any Intellectual Property Rights of any third party provided that (1) Endwave informs in writing of any such claim, demand, proceedings or suit without delay, (2) TRW is given control over the defense thereof and Endwave reasonably cooperates in the defense at TRW's expense, and
(3) Endwave will not agree with the third party to the settlement of any such claim, demand, proceedings or suit prior to a final judgment thereon without the prior written consent of TRW which consent shall not be unreasonably withheld. Endwave shall have the right to select its own counsel to participate in any such defense at Endwave`s expense. This indemnification does not apply to infringement resulting from changes or modifications made to the drawings, samples, manufacturing specifications or other information designated by TRW or Nokia unless Endwave can prove that the non-modified parts of drawings, samples or manufacturing specification or any other information designated by TRW or Nokia has solely caused the infringement.



                                   ARTICLE 21
                                 CONFIDENTIALITY

                  21.1 Each Party ('Receiving Party') shall not disclose to third parties nor use for any purpose other than for the proper fulfilment of this Agreement any technical or commercial information ('Information') received from the other party ('Disclosing Party') in whatever form under or in connection with this Agreement without the prior written permission of the Disclosing Party except information which

                  (a) was in the possession of the Receiving Party prior to disclosure hereunder as proven by the written records of the Receiving Party; or

                  (b) was in the public domain at the time of disclosure or later became part of the public domain without breach of the confidentiality obligations herein contained; or

                  (c) was disclosed by third party without breach of any obligation of confidentiality owed to the Disclosing Party; or

                  (d) was independently developed, as proven by the written records of the Receiving Party, by personnel of the Receiving Party having no access to the information.

                  21.2 In the event any governmental or judicial order requires the disclosure of Proprietary Information, the recipient of such Proprietary Information shall promptly but in any event prior to such disclosure notify the originator of the Proprietary Information of the requirement and provide reasonable aid and assistance if the originator decides to oppose such governmental or judicial order. Disclosure will be done only to the extent required, and subject to confidentiality protection to the extent reasonably possible. The recipient shall not be liable for any disclosure of Proprietary Information made pursuant to such governmental or judicial order if it has complied with the provisions or this paragraph.

                  21.3 The provisions of this Article 21 shall survive the termination of this Agreement for whatsoever reason.


                                   ARTICLE 22

Development Agreement                                                    17(21)
58 GHz Module                                                          28.1.1999


                                  FORCE MAJEURE

                  22.1 Neither Party shall be liable to the other for any delay or non-performance of its obligations hereunder in the event and to the extent that such delay or non-performance is due to an event of Force Majeure. The Party affected by an event of Force Majeure shall inform the other Party in writing without delay of its occurrence, probable duration and cessation.

                  22.2 Events of Force Majeure are events beyond the control of the Party which occur after the date of signing of this Agreement and which were not reasonably foreseeable at the time of signing of this Agreement and whose effects are not capable of being overcome without unreasonable expense and/or loss of time to the Party concerned. Events of Force Majeure shall include (without being limited to) war, civil unrest, acts of government, natural disasters, fire and explosions.

                  22.3 The Party affected by an event of Force Majeure shall immediately take any necessary measures in order to limit and minimise the effect of such an event on the performance of its obligations under this Agreement.

                  22.4 The Party appealing to the occurrence of an event of Force Majeure is under obligation to prove, upon request, its effect on the performance of the said Party's obligations under this Agreement.

                  22.5 In the event that the delay or non-performance of either Party hereto continues for a period of six (6) months due to reasons of Force Majeure, then either Party shall have the right to terminate this Agreement with immediate effect without any liability towards the other Party.


                                   ARTICLE 23
                             EFFECTIVE DATE AND TERM

                  23.1 This Agreement shall become valid and effective on the date of signature hereof and shall remain valid until the signing of the Certificate of Acceptance and fulfilment of all other obligations hereunder unless cancelled pursuant to Article 10 or Article 15.5, or terminated pursuant to Article 24.

                       The obligations set forth in Articles 9, 10, 12, 16, 20, 22, 26 and 26.7 shall survive any such cancellation or termination described in
Article 23.1 above.


                                   ARTICLE 24
                              PREMATURE TERMINATION

                  24.1 In the event that a Party hereto is in default of a material obligation under this Agreement and fails to remedy such default within a reasonable time fixed by the non-defaulting Party (which period shall not be less than thirty (30) days) in a written notice drawing the attention of the defaulting Party to the default and requiring the same to be remedied, then the non-defaulting Party shall have the right to terminate this Agreement with immediate effect after the expiry of the period fixed. In the event of bankruptcy, receivership or comparable procedure under applicable Bankruptcy Ordinance, or a change in the majority ownership or majority control of a Party to a material competitor of a Party hereto or in case the default is not capable of being remedied then the non-defaulting Party may terminate this Agreement forthwith.

Development Agreement                                                    18(21)
58 GHz Module                                                          28.1.1999


                  24.2 In the event TRW terminates this Agreement pursuant to
Article 24.1, such termination shall be without any liability toward Endwave and Endwave shall have no right to make any claims arising as a result of this termination against TRW.


                                   ARTICLE 25
                    APPLICABLE LAW AND SETTLEMENT OF DISPUTES

                  25.1 This Agreement shall be governed by the laws of the State of California, excluding the conflict of laws rules thereof.

                  25.2 Any and all disputes arising out of or in connection with this Agreement shall be finally settled in arbitration in accordance with the rules of the American Arbitration Association by three (3) arbitrators appointed in accordance with the said Rules.

                  25.3 The arbitration proceedings shall be conducted in Los Angeles, California in the English language. The arbitration award shall be final and binding on the Parties.


                                   ARTICLE 26
                                FINAL PROVISIONS

                  26.1 Neither Party shall assign or transfer to any third party, without the prior written consent of the other Party, this Agreement or any of its share or interest therein. Such consent shall not be unreasonably withheld in case of the business unit is sold or assignment to an affiliate of the assigning Party, on condition that the assigning Party shall remain fully responsible towards the other Party for the proper fulfilment of this Agreement.

                  26.2 This Agreement contains the entire understanding between the Parties in respect of this matter and all previous correspondence, memoranda, minutes of meetings, offers, enquiries and other documents exchanged between the Parties prior to the date of this Agreement shall be cancelled and superseded by this Agreement.

                  26.3 In addition to this Agreement, the following documents are hereby made part of this Agreement:

                  APPENDIX 1      Product Pricing

                  APPENDIX 2      Product Definition, Module Test Plan,
                                  Specifications (Nokia)
                  APPENDIX 3      Project Plan, Milestone schedule,

                  APPENDIX 4      Commercial Products Quality
                                  Assurance Requirements Document--to be negotiated at the start of production

                       In case of any discrepancies between the above documents, the text of this Agreement document shall always prevail over any of the Appendices or the Schedules thereto. The Appendices shall apply in the order set forth above.

Development Agreement                                                    19(21)
58 GHz Module                                                          28.1.1999


                  26.4 Alterations or amendments to this Agreement shall be made in writing with the signatures of both Parties.

                  26.5 The following persons shall act as the representatives of the Parties regarding notices, performance, extension, termination and changes in respect of this Agreement.


                  REPRESENTING ENDWAVE         REPRESENTING TRW
                  Name                         Name David Gee
                  Address                      Address One Space  Park,  Redondo
                                               Beach, CA 90278
                  Telephone                    Telephone 310.813.3377
                  Telefax                      Telefax  310.812.7011


                  ALL SUCH NOTICES OR CORRESPONDENCE SHALL BE TRANSMITTED BETWEEN THE PARTIES IN WRITING.

                  26.6 No failure or delay of either Party in exercising its rights hereunder (including but not limited to the right to require performance of any provision of this Agreement) shall be deemed to be a waiver of such rights unless expressly made in writing by the Party waiving its rights.

                  26.7 In the event that any provisions of this Agreement shall be held invalid as contrary to any law, statute or regulation in that regard, the invalidity of such provision shall in no way affect the validity of any other provision of this Agreement and each and every provision shall be severable from each and every other.

                  26.8 The headings used in this Agreement are inserted for convenience only and shall not affect the interpretation of the respective provisions of this Agreement.

                  26.9 Endwave shall notify TRW and Nokia of any export control commodity numbers that apply to the Parts. Nokia agrees that it shall not knowingly sell, transfer, or deliver, directly or indirectly, any part or portion of the Products or related documentation supplied by Endwave pursuant to this Agreement to any person or organisation in any country prohibited by the U.S. Government (21.1.1999 under 10% restriction Iran, Iraq, Cuba, Syria, Libya, North Korea, Sudan). Endwave is liable to give TRW and Nokia notice of any changes in the list of prohibited countries listed above in this Clause 26.9. In case TRW and Nokia have not received a notice from Endwave concerning any change in the list of prohibited countries, TRW and Nokia can not be held liable not to comply with such changes.

                  26.10 RESERVED


                                   ARTICLE 27
                             LIMITATION OF LIABILITY

                  27.1 In case of breach of this Agreement, neither Party shall be liable to the other for any amount of monies in excess of the monies paid under this Agreement by TRW to Endwave, except in cases of intentional misconduct or gross negligence, provided, however, the maximum

Development Agreement                                                    20(21)
58 GHz Module                                                          28.1.1999


liability of TRW hereunder shall be equal to the damages provided for in Article 16 hereof in the event that TRW fails to [*] as provided in Article 16 hereof.

                  27.2 In case of breach of Article 20.7 (Intellectual Property Rights indemnity) hereof, and except in cases of intentional misconduct or gross negligence, neither Party's maximum aggregate liability to the other Party shall exceed the amount set forth below:

                  (a) For aggregate sales under this Agreement to customers in the United States, Canada, and Europe, [*], a Party's maximum aggregate liability to the other Party shall be three times such sales; or

                  (b) For aggregate sales under this Agreement to customers in the United States, Canada, and Europe, [*], a Party's maximum aggregate liability to the other Party shall be the [*]; and

                  (c) For sales under this Agreement to customers other than customers in the United States, Canada, and Europe, a Party's maximum aggregate liability to the other Party shall be one times the aggregate sales to such country.


IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorised representatives.



SIGNED FOR AND ON BEHALF OF                 SIGNED FOR AND ON BEHALF OF
ENDWAVE CORPORATION                         TRW INC.


By:  /s/ EDWARD A. KEIBLE, JR.              By: /s/ WESLEY G. BUSH
    --------------------------------            --------------------------------


[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

APPENDIX 1 - Product Pricing


THE PRICING FOR THE [*] PARTS

The Not to Exceed Price for the [*] Parts purchased under the purchase agreement (as defined in Clause 16) shall be:

                                The cumulative number of
                                Parts purchased in
                                continuous delivery
                                                              Price (in USD)

                                [*]

[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Development Agreement                                                    22(21)
58 GHz Module                                                          28.1.1999




TERMS OF PAYMENT

As defined in Article 12.

Development Agreement                                                    23(21)
58 GHz Module                                                          28.1.1999


APPENDIX 2                 Product Definition, Module Test Plan,
                           Specifications (Nokia)
                                      [*]
[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPERATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Development Agreement                                                    24(21)
58 GHz Module                                                          28.1.1999


APPENDIX 3                 Project Plan, Milestone schedule,
                                      [*]
[*] CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPERATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Development Agreement                                                    25(21)
58 GHz Module                                                          28.1.1999


APPENDIX 4                 Commercial Products Quality
                           Assurance  Requirements  Document--to  be  negotiated
                  at the  start of production